                                                                     EXHIBIT 8.1


                           [FENWICK & WEST LETTERHEAD]



                                December 8, 1998



VIA FEDEX DELIVERY

HNC SOFTWARE INC.
5930 Cornerstone Court West
San Diego, California  92121-3728

Attention: Board of Directors

               Re: Exhibit Tax Opinion to the S-4 Registration Statement Filed in Connection With the Merger Transaction Involving HNC Software Inc. and Open Solutions Inc.

Ladies and Gentlemen:

               We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the transaction collectively referred to as the "MERGER") involving Open Solutions Inc., a Delaware corporation ("OSI"), and Oahu Transaction Corp., a Delaware corporation ("NEWCO") and a wholly-owned subsidiary of HNC Software Inc., a Delaware corporation ("HNC"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on September 29, 1998, and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 REGISTRATION STATEMENT"). Our opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

               The Merger is structured as a statutory merger of Newco with and into OSI, with OSI surviving the merger and becoming a wholly-owned subsidiary of HNC, all pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Reorganization by and among OSI, HNC and Newco, dated as of September 16, 1998, and exhibits thereto (collectively, the "AGREEMENT"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").

               We have acted as legal counsel to HNC in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

HNC Software, Inc.
December 8, 1998
Page 2


        1. The S-4 Registration Statement (including exhibits thereto);

        2. The Agreement;

        3. An Officers' Tax Certificate of HNC and Newco dated December 8, 1998, signed by an authorized officer of each of HNC and Newco and delivered to us from HNC and Newco and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit A; and

        4. An Officer's Tax Certificate of OSI dated December 8, 1998, signed by an authorized officer of OSI and delivered to us from OSI and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit B.

        In addition, we have reviewed such other instruments and documents related to the formation, organization and operation of OSI, HNC and Newco or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

        In connection with rendering this opinion, we have obtained representations and are relying thereon (without any independent investigation or review thereof) that:

        (1) There is no plan or intention (a "PLAN") on the part of the OSI shareholders to engage in any sale, exchange, transfer, pledge, disposition or any other transaction that results in a direct or indirect transfer of the risk of ownership to HNC, any person related to HNC, OSI, or any person related to OSI (a "SALE"), of HNC stock to be issued in the Merger that, in the aggregate, would reduce the OSI shareholders' ownership of HNC stock issued in the Merger to a number of shares having an aggregate fair market value as of the Effective Time of less than 50 percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all of the outstanding shares of OSI stock. For these purposes, the determination of whether a person is related to HNC and/or OSI shall be made in accordance with Treas. Reg. Section 1.368-1(e) and Temp. Treas. Reg. Section 1.368-1T(e). In addition, shares of OSI stock with respect to which Sales occur or have occurred during the Pre-Merger Period (as defined in Exhibits A and B hereto) shall be considered shares of OSI stock that are outstanding immediately prior to the Merger, are exchanged for HNC stock in the Merger and are then disposed of in Sales pursuant to a Plan.

        (2) Following the Merger, OSI will hold at least 90 percent of the fair market value of its and Newco's net assets, and at least 70 percent of the fair market value of its and Newco's gross assets such that it will hold substantially all of its and Newco's assets within the meaning of Section 368(a)(2)(E)(I) of the Code and the Treasury regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic business assets in a business;

        (3) To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be

HNC Software, Inc.
December 8, 1998
Page 3

reorganization expenses within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187;

        (4) No OSI stockholder has guaranteed or will guarantee any OSI indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times prior to and including the Effective Date, (i) no outstanding indebtedness of OSI, HNC, or Newco has or will represent equity for tax purposes; (ii) no outstanding equity of OSI, HNC, or Newco has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire OSI capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

        (5) None of OSI, HNC, or Newco is, or will be at the time of the Merger, an investment company as defined in Section 368(a)(2)(F) of the Code.

        In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

        (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

        (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date and thereafter where relevant;

        (3) The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware; and

        (4) An opinion of counsel, substantially identical in substance to this opinion, has been delivered to OSI from Hale and Dorr LLP, and will not be withdrawn prior to the Effective Date.

        Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof), the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code and HNC, Newco, and OSI each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

        Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal

HNC Software, Inc.
December 8, 1998
Page 4

Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

               Our opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of OSI, HNC or Newco; (ii) any transaction in which OSI Common Stock is acquired or HNC Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of OSI Common Stock; (iv) the effects of the Merger and HNC's assumption of outstanding options to acquire OSI stock on the holders of such options under any OSI employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any OSI stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of
Section 280G of the Code; and (vii) the application of the collapsible corporation provisions of Section 341 of the Code to OSI, HNC or Newco as a result of the Merger.

               No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

               In addition, although we have not been asked to render (and therefore are not rendering) any opinion other than that stated above, we have been requested to review the tax discussion in the section of the S-4 Registration Statement entitled "Certain Federal Income Tax Consequences of the merger." We believe that such discussion fairly presents the current federal income tax law applicable to the Merger, and the material tax consequences to OSI and OSI's shareholders as a result of the Merger provided that the Merger qualifies as a reorganization under Section 368 of the Code.

               This Exhibit Opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any

HNC Software, Inc.
December 8, 1998
Page 5


other person or entity,
and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears.

                                            Very truly yours,



                                            /s/ FENWICK & WEST LLP
                                            ------------------------------------
                                            FENWICK & WEST LLP
                                            A LIMITED LIABILITY PARTNERSHIP
                                            INCLUDING PROFESSIONAL CORPORATIONS

EXHIBITS:

        EXHIBIT A -- An Officers' Tax Certificate of HNC Software Inc., and Oahu Transaction Corp., dated December 8, 1998, and signed by authorized officers of HNC Software Inc.
        and Oahu Transaction Corp.

        EXHIBIT B -- An Officer's Tax Certificate of Open Solutions Inc., dated December 8, 1998, and signed by an authorized officer of Open Solutions Inc.

                           CERTIFICATE OF OFFICERS OF
                              HNC SOFTWARE INC. AND
                             OAHU TRANSACTION CORP.

                                December 8, 1998



Fenwick & West LLP                                Hale and Dorr LLP
Two Palo Alto Square                              60 State Street
Palo Alto, CA  94306                              Boston, MA  02109


           The undersigned officers of HNC Software Inc., a Delaware corporation ("HNC") and Oahu Transaction Corp., a Delaware corporation that is a wholly-owned subsidiary of HNC ("NEWCO"), on behalf of HNC and Newco, respectively, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represent, in connection with the proposed merger of Newco with and into Open Solutions Inc., a Delaware corporation ("OSI"), with OSI surviving the merger (the "MERGER"), all pursuant to that certain Agreement and Plan of Reorganization by and among HNC, Newco and OSI, dated as of September 16, 1998, and exhibits thereto (collectively, the "AGREEMENT")(1), that the following facts are now true, and will continue to be true as of the Closing Date and Effective Time for the Merger, and thereafter as relevant:

        1. Newco is a newly-formed corporation that was created for the sole purpose of facilitating HNC's acquisition of OSI. It has not conducted and is not conducting any business activities and has no significant assets.

        2. Following the transaction, OSI will hold at least 90 percent of the fair market value of its net assets, at least 70 percent of the fair market value of its gross assets, at least 90 percent of the fair market value of Newco's net assets, and at least 70 percent of the fair market value of Newco's gross assets, as held immediately prior to the transaction. For purposes of this representation, amounts paid by OSI or Newco to dissenters, amounts paid by OSI or Newco to shareholders who receive cash or other property, including cash paid to OSI shareholders in lieu of fractional shares of HNC stock, amounts used by OSI or Newco to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by Newco, and OSI or Newco assets disposed of at less than fair market value by OSI or Newco prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by OSI or Newco, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between OSI and HNC regarding the Merger (the "PRE-MERGER PERIOD")), will be included as assets of OSI or Newco, respectively, immediately prior to the transaction; provided, however, that any property received in exchange for assets disposed of at less than fair market value will not be included as assets of OSI or Newco immediately prior to the transaction.

--------

(1) Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement.

        3. Prior to the Merger, HNC will be in Control of Newco. As used herein, "CONTROL" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

        4. HNC will acquire Control of OSI in the Merger solely in exchange for HNC voting common stock. For purposes of this representation, shares of OSI stock exchanged in the Merger solely for cash or other property (including without limitation, cash paid to OSI shareholders perfecting dissenters' rights or in lieu of fractional shares of HNC stock) will be treated as OSI stock outstanding at the Effective Time but not exchanged for voting stock of HNC.

        5. HNC has no plan or intention to cause OSI to issue, after the Merger, additional shares of stock (or rights to acquire shares of OSI stock) that would result in HNC losing Control of OSI.

        6. To the best knowledge and belief of HNC, there is no plan or intention (a "PLAN") on the part of the OSI shareholders to engage in any Sales (as defined below) of HNC stock that, in the aggregate, would reduce the OSI shareholders' ownership of HNC stock to a number of shares having a value as of the Effective Time of less than 50 percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all of the outstanding shares of OSI stock. For this purpose, the principles and definitions set forth in subparagraph (a)-(c) below shall be applicable.

               (a) "Sales" shall be limited to any sale, exchange, transfer, pledge, disposition or any other transaction that results in a direct or indirect transfer of the risk of ownership to HNC, any person related to HNC, OSI, or any person related to OSI.

               (b) The determination of whether a person is related to HNC and/or OSI shall be made in accordance with Treas. Reg. Section 1.368-1(e)(3).

               (c) Shares of OSI stock with respect to which Sales occur or have occurred during the pre-Merger Period shall be considered shares of OSI stock that are outstanding immediately prior to the Merger, are exchanged for HNC stock in the Merger and are then disposed of in Sales pursuant to a Plan.

        7. Except for transfers described in Section 368(a)(2)(C) of the 1986 Internal Revenue Code, as amended (the "CODE") or Treas. Reg. Section 1.368-2(k)(2), HNC has no plan or intention to: (i) cause OSI to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from Newco except for dispositions made in the ordinary course of business or for the payment of expenses incurred by OSI in the Merger; (ii) liquidate OSI; (iii) merge OSI with or into another corporation including HNC or its affiliates; (iv) sell, distribute or otherwise dispose of the stock of OSI; or (v) to cause OSI to sell, distribute, or otherwise dispose of the stock of OSI.

        8. In the Merger, Newco will have no liabilities assumed by OSI and will not transfer to OSI any assets subject to liabilities. At the Effective Time, Newco's liabilities will not exceed the tax basis of its assets.

        9. HNC intends that, following the Merger, OSI will continue its historic business or HNC will use a significant portion of OSI's historic business assets in a business. For this purpose, HNC shall be treated as continuing the business and holding the assets of related entities, as described in Treas. Reg. Section 1.368-1(d)(4).

        10. Neither HNC nor any HNC subsidiary owns, or has owned during the past five (5) years, directly or indirectly, any shares of OSI stock, or the right to acquire or vote any such stock.

        11. No shareholder of OSI is acting as agent for HNC in connection with the Merger or approval thereof, and HNC will not reimburse any OSI shareholder for OSI stock such shareholder may have purchased or for other obligations such shareholder may have incurred.

        12. The transfer of cash to OSI shareholders in lieu of fractional HNC voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to HNC of accounting for fractional shares and does not represent separately bargained-for consideration.

        13. Except with respect to payments of cash in lieu of fractional shares of HNC voting common stock and cash paid for OSI dissenting shares, if any, one hundred percent (100%) of the OSI stock outstanding immediately prior to the Merger will be exchanged solely for HNC voting common stock. Thus, except as set forth in the preceding sentence, Newco and HNC intend that no consideration other than HNC voting common stock be paid or received (directly or indirectly, actually or constructively) for OSI stock.

        14. The total fair market value of all consideration other than HNC voting common stock received by OSI shareholders in exchange for their OSI stock in the Merger (including, without limitation, cash paid to OSI shareholders in lieu of fractional shares of HNC voting common stock and cash for OSI Dissenting Shares) will be less than two percent (2%) of the aggregate fair market value of OSI stock outstanding immediately prior to the Merger.

        15. No shares of Newco have been or will be used as consideration or issued to shareholders of OSI in the Merger.

        16. HNC, Newco, OSI and the OSI shareholders will each pay its or their own expenses in connection with the Merger as contemplated by the Agreement.

        17. There is no inter-corporate indebtedness existing between HNC and OSI or between Newco and OSI that was issued, acquired, or will be settled at a discount, and HNC will assume no liabilities of OSI or any OSI shareholder in connection with the Merger.

        18. None of the payments to be received by any shareholder-employee of OSI which are designated as compensation are actually separate consideration for, or allocable to, any of their shares of OSI stock; and the compensation to be paid to any shareholder of OSI will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        19. Neither HNC nor Newco are investments companies as defined in
Section 368(a)(2)(F) of the Code.

        20. Neither HNC nor Newco is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        21. The Merger, which will result in a combination of the business of OSI with the other businesses owned or operated by HNC and Newco, is being undertaken for a valid non-tax business purpose.

        22. The fair market value of the HNC stock received by each OSI shareholder will be approximately equal to the fair market value of the OSI stock surrendered in exchange therefor, and the aggregate consideration received by the OSI shareholders in exchange for their OSI stock will be approximately equal to the fair market value of all the outstanding shares of OSI stock immediately prior to the Merger.

        23. There are no other agreements, arrangements or understandings among any of HNC, Newco, OSI and/or any of their subsidiaries, affiliates or shareholders other than those described or referenced in the Agreement.

        24. HNC and Newco are authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of HNC and Newco.

            The undersigned recognize that counsel to and auditors for OSI and counsel to and auditors for HNC and Newco will rely upon the foregoing representations in evaluating the US federal income tax consequences of the Merger. If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver immediately a written notice to that effect. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


               HNC Software Inc., a Delaware corporation:

               By:  /s/ R.V. THOMAS
                    ----------------------------------------

               Date:  12/7/98
                    ----------------------------------------



               Oahu Transaction Corp., a Delaware corporation:

               By:  /s/ R.V. THOMAS
                    ----------------------------------------

               Date:  12/7/98
                    ----------------------------------------

                                [OSI LETTERHEAD]



                                December 8, 1998



Fenwick & West LLP                                Hale and Dorr LLP
Two Palo Alto Square                              60 State Street
Palo Alto, CA  94306                              Boston, MA  02109


               The undersigned officer of Open Solutions Inc., a Delaware corporation ("OSI"), on behalf of the management of OSI, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represents, in connection with the proposed merger of Oahu Transaction Corp., a Delaware corporation ("NEWCO") and a wholly-owned subsidiary of HNC Software Inc., a Delaware corporation ("HNC"), with and into OSI, with OSI surviving the merger (the "MERGER"), all pursuant to that certain Agreement and Plan of Reorganization by and among HNC, Newco and OSI, dated as of September 16, 1998, and exhibits thereto (collectively, the "AGREEMENT")(1), that the following facts are now true, and will continue to be true as of the Closing Date and Effective Time for the Merger, and thereafter as relevant:

        1. Following the transaction, OSI will hold at least 90 percent of the fair market value of its net assets, at least 70 percent of the fair market value of its gross assets, at least 90 percent of the fair market value of Newco's net assets, and at least 70 percent of the fair market value of Newco's gross assets, as held immediately prior to the transaction. For purposes of this representation, amounts paid by OSI or Newco to dissenters, amounts paid by OSI or Newco to shareholders who receive cash or other property, including cash paid to OSI shareholders in lieu of fractional shares of HNC stock, amounts used by OSI or Newco to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by Newco, and OSI or Newco assets disposed of at less than fair market value by OSI or Newco prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by OSI or Newco, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between OSI and HNC regarding the Merger (the "PRE-MERGER PERIOD")), will be included as assets of OSI or Newco, respectively, immediately prior to the transaction; provided, however, that any property received in exchange for assets disposed of at less than fair market value will not be included as assets of OSI or Newco immediately prior to the transaction.

        2. OSI has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-

--------
(1) Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement

Merger Period other than (i) in the ordinary course of business, and (ii) payments for expenses incurred in connection with the Merger.

        3. In the Merger, shares of OSI stock representing Control of OSI will be exchanged solely for voting common stock of HNC; at the time of the Merger, there will exist no rights of any kind (including without limitation warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire OSI stock or to vote (or restrict or otherwise control the vote of) OSI stock which, if exercised, could affect HNC's acquisition and retention of Control of OSI. For purposes of this representation, shares of OSI stock exchanged in the Merger for cash and other property will be treated as OSI stock outstanding on the date of the Merger but not exchanged for voting common stock of HNC. As used herein, the term "CONTROL" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

        4. To the best of OSI's knowledge and belief, during the past five years, and at present, none of the outstanding shares of OSI stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by HNC or HNC's affiliates.

        5. To the best of OSI's knowledge and belief, no OSI shareholder is acting as agent for HNC in connection with the Merger or approval thereof, and HNC will not reimburse any OSI shareholder for OSI stock such shareholder may have purchased or for other obligations such shareholder may have incurred.

        6. To the best of OSI's knowledge and belief, no shares of Newco stock have been or will be used as consideration or issued to OSI shareholders pursuant to the Merger.

        7. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on shares of OSI stock.

        8. At the Effective Time of the Merger, the fair market value of OSI's assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        9. To the best of OSI's knowledge and belief, in the Merger, Newco will have no liabilities assumed by OSI and will not transfer to OSI any assets subject to liabilities. OSI has no knowledge or belief that, at the Effective Time, Newco's liabilities will exceed the tax basis of its assets.

        10. The total fair market value of all consideration other than HNC voting common stock received by OSI shareholders in exchange for their OSI stock in the Merger (including, without limitation, cash paid to OSI shareholders in lieu of fractional shares of HNC voting common stock) will be less than two percent (2%) of the aggregate fair market value of OSI stock outstanding immediately prior to the Merger.

        11. OSI has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in HNC losing Control of OSI.

        12. Other than shares of OSI stock or options to acquire OSI stock issued as compensation to present or former service providers (including, without limitation, employees or directors) of OSI in the ordinary course of business, if any, no issuances of OSI stock or rights to acquire OSI have occurred or will occur during the pre-Merger Period other than pursuant to options, warrants, or agreements outstanding prior to the Pre-Merger Period.

        13. To the best of OSI's knowledge and belief, following the Merger, HNC will continue OSI's historic business or use a significant portion of OSI's historic business assets in a business. For this purpose, HNC shall be treated as continuing the business and holding the assets of related entities, as described in Treas. Reg. Section 1.368-1(d)(4).

        14. OSI has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco in the Merger except for dispositions made in the ordinary course of business, the payment of expenses incurred by OSI pursuant to the Merger, or transfers of assets to a corporation controlled by OSI, as described in Section 368(a)(2)(c) of the 1986 Internal Revenue Code, as amended (the "CODE"), and Treas. Reg. Section 1.368-2(k).

        15. There is no plan or intention (a "PLAN") on the part of the OSI shareholders who own one percent (1%) or more of the OSI stock, and to the best of the knowledge and belief of OSI after due inquiry of its officers and directors, there is no Plan on the part of the remaining OSI shareholders, to engage in any Sales (as defined below) of HNC stock that, in the aggregate, would reduce the OSI shareholders' ownership of HNC stock to a number of shares having a value as of the Effective Time of less than 50 percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all of the outstanding shares of OSI stock. For this purpose, the principles and definitions set forth in subparagraph (a)-(c) below shall be applicable.

               (a) "Sales" shall be limited to any sale, exchange, transfer, pledge, disposition or any other transaction that results in a direct or indirect transfer of the risk of ownership to HNC, any person related to HNC, OSI, or any person related to OSI.

               (b) The determination of whether a person is related to HNC and/or OSI shall be made in accordance with Treas. Reg. Section 1.368-1(e)(3).

               (c) Shares of OSI stock with respect to which Sales occur or have occurred during the pre-Merger Period shall be considered shares of OSI stock that are outstanding immediately prior to the Merger, are exchanged for HNC stock in the Merger and are then disposed of in Sales pursuant to a Plan.

        16. OSI has no knowledge of any plan or intention of HNC to reacquire any of its stock issued pursuant to the Merger.

        17. The transfer of cash to OSI shareholders in lieu of fractional HNC voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to HNC of accounting for fractional shares and does not represent separately bargained-for consideration.

        18. Except with respect to payments of cash to OSI shareholders in lieu of fractional shares of HNC voting common stock and cash paid for OSI Dissenting Shares, if any, or as otherwise provided in the Agreement, one hundred percent (100%) of the OSI stock outstanding immediately prior to the Merger will be exchanged solely for HNC voting common stock. Thus, except as set forth in the preceding sentence, OSI intends that no consideration other than HNC voting common stock be paid or received (directly or indirectly, actually or constructively) for OSI stock.

        19. HNC, Newco, OSI and the shareholders of OSI will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement.

        20. There is no intercorporate indebtedness existing between HNC and OSI or between Newco and OSI that was issued, acquired, or will be settled at a discount, and to the best knowledge of the management of OSI, HNC will assume no liabilities of OSI or any OSI shareholder in connection with the Merger.

        21. None of the payments received by any shareholder-employee of OSI which have been designated as compensation are actually separate consideration for, or allocable to, any of their shares of OSI stock; and the compensation paid to any shareholder of OSI will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        22. To the best of OSI's knowledge and belief, at the Effective Time of the Merger, the fair market value of the HNC stock and other consideration received by each OSI shareholder will be approximately equal to the fair market value of the OSI stock surrendered in exchange therefor, and the aggregate consideration received by the OSI shareholders in exchange for their OSI stock will be approximately equal to the fair market value of all the outstanding shares of OSI stock immediately prior to the Merger.

        23. OSI is not an investment company as defined in Section 368(a)(2)(F) of the Code, and is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        24. OSI has not made an election under Section 341 of the Code.

        25. There are no other agreements, arrangements or understandings among any of HNC, Newco, OSI and/or any of their subsidiaries, affiliates or shareholders other than those described or referenced in the Agreement.

        26. OSI's principal reasons for participating in the Merger are bona fide business reasons.

        27. OSI is authorized to make all of the representations set forth herein, and the undersigned is authorized to execute this certificate on behalf of OSI.

               The undersigned recognize that counsel to and auditors for OSI and counsel to and auditors for HNC and Newco will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger. If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver immediately a written notice to that effect. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


               Open Solutions Inc., a Delaware corporation:

               By:    /s/ Richard Willemin
                  ------------------------------------------
               Name:  Richard Willemin
                    ----------------------------------------
               Title: Senior VP & Chief Financial Officer
                     ---------------------------------------
               Date:  12/8/98
                    ----------------------------------------


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